UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2026 (September 28, 2026)

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BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

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Cayman Islands	001-38024	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, West Side, 4th Floor, Suite 410

Florham Park, New Jersey 07932

(Address of Principal Executive Offices) (Zip Code)

+1 (646) 305-6387

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase and Collaboration Agreement

On September 28, 2026, BeyondSpring Inc. (the “Company”) entered into a Share Purchase and Collaboration Agreement (the “Purchase and Collaboration Agreement”) with Dalian Wanchunbulin Pharmaceuticals Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (“China”) and a majority owned indirect subsidiary of the Company (“Bulin”), and Biolin Investment Limited, a limited company formed under the laws of Hong Kong (the “Investor” and, together with the Company and Bulin, the “Parties”) to sell and transfer to the Investor the entire issued share capital in BeyondSpring Ltd., a BVI business company incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of the Company that indirectly holds the interests in Bulin (the “Equity Interests” and, such sale and transfer, the “Sale”).

Pursuant to the terms and subject to the conditions set forth in the Purchase and Collaboration Agreement, the Parties have established a strategic collaboration with respect to certain development activities involving the conduct and completion of the China portion of DUBLIN-4, a global Phase 3 trial of Plinabulin in combination with docetaxel for the treatment of patients with advanced or metastatic non-squamous non-small cell lung cancer without actionable genomic alterations whose disease has progressed following prior anti-PD-(L)1 antibody therapy and platinum-based chemotherapy (such trial, the “Ongoing Trial”). The obligation on the part of the Investor to conduct and complete the China portion of the Ongoing Trial, and to cause Bulin to take certain actions related thereto, constitutes the non-cash consideration for the Sale. No cash consideration will be paid or payable by the Investor to the Company at the closing of the Sale (the “Closing”).

Pursuant to the terms and subject to the conditions set forth in the Purchase and Collaboration Agreement, Bulin is required to, among other things, use commercially reasonable efforts to enroll a certain number of patients in the China portion of the Ongoing Trial that the Company determines, in its sole discretion, is required to satisfy the Company’s regulatory needs (the “Target Enrollment”) during the three (3)-year period following the Closing (the “Enrollment Period”). If Bulin fails to achieve the Target Enrollment prior to the expiration of the Enrollment Period, upon such expiration, among other things, the Investor must transfer to the Company a proportional portion of the Equity Interests based on the enrollment shortfall; provided that if the enrollment shortfall is equal to ninety percent (90%) or greater, the Investor must return one hundred percent (100%) of the Equity Interests to the Company.

Under the Purchase and Collaboration Agreement, Bulin has also agreed to grant to the Company, and the Company has agreed to receive from Bulin, an exclusive, irrevocable, perpetual, non-terminable, sublicensable, transferable, fully paid-up, royalty-free license and right to use all data and information generated in connection with the China portion of the Ongoing Trial for all uses other than certain limited uses, as well as a right of reference in all data related to Plinabulin in combination with docetaxel. Additionally, Bulin and the Company have agreed to grant to each other certain freedom-to-operate licenses, all on the terms and subject to the conditions contained in the Purchase and Collaboration Agreement. The Company intends for data generated by or on behalf of Bulin in connection with the China portion of the Ongoing Trial to form part of an integrated global clinical dataset in support of the Company’s registration strategy for Plinabulin.

The consummation of the Sale and the other transactions contemplated by the Purchase and Collaboration Agreement is subject to customary conditions. No regulatory approval is required to effect the Closing. The Purchase and Collaboration Agreement contains customary representations and warranties of the Company and Bulin, including those relating to the business and operation of Bulin, and customary representations and warranties of the Investor. The Purchase and Collaboration Agreement also contains specified termination rights for the Company and the Investor, including a mutual termination right in the event the Closing has not occurred by such specified date as set forth in the Purchase and Collaboration Agreement and a termination right by the Company if Bulin fails to achieve the Target Enrollment prior to the expiration of the Enrollment Period or if Bulin takes certain adverse actions that affect the China portion of the Ongoing Trial.

The foregoing description of the Purchase and Collaboration Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase and Collaboration Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ATM Program

On September 29, 2026, the Company entered into an Open Market Sale Agreement (the “Sales Agreement”) with Citizens JMP Securities, LLC, as sales agent and/or principal (the “Agent”), in connection with the Company’s “at-the-market offering” program (the “ATM Program”) under which the Company may offer and sell up to 9,200,000 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”).

Subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts to sell the Ordinary Shares from time to time, based upon the Company’s instructions. The Agent will be entitled to a commission at a rate of up to 3.0% of the gross proceeds of such Ordinary Shares sold pursuant to the Sales Agreement. Sales of Ordinary Shares under the Sales Agreement will be made by any method permitted by law that is deemed an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act. The Agent and the Company have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement.

The offering has been registered under the Securities Act pursuant to the Company’s shelf registration statement initially filed on Form F-3 and subsequently amended on Form S-3 (Registration Statement No. 333-280153), as supplemented by the Prospectus Supplement dated September 29, 2026 relating to the sale of the Ordinary Shares. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Ordinary Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Maples and Calder (Hong Kong) LLP relating to the validity of the securities to be issued pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

Item 8.01. Other Events.

On September 29, 2026, the Company issued a press release announcing, among other things, the transactions described above, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

1.1	Open Market Sale Agreement, dated September 29, 2026, by and between BeyondSpring Inc. and Citizens JMP Securities, LLC.
5.1	Opinion of Maples and Calder (Hong Kong) LLP.
10.1*#	Share Purchase and Collaboration Agreement, dated September 28, 2026, by and among BeyondSpring Inc., Dalian Wanchunbulin Pharmaceuticals Ltd. and Biolin Investment Limited.
23.1	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1).
99.1	Press Release dated September 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the U.S. Securities and Exchange Commission upon its request.

# Portions of this Exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BeyondSpring Inc.

Date: September 29, 2026	By:	/s/ Min Qiu
Min Qiu
Chief Executive Officer